Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (February 8, 2024)

IPG Announces Fourth Quarter and Full Year 2023 Results

FOURTH QUARTER
•Total revenue, including billable expenses, was $3.0 billion
•Revenue before billable expenses ("net revenue") was $2.6 billion, with organic growth of 1.7%
•Diluted earnings per share of $1.21 as reported and $1.18 as adjusted

FULL YEAR
•Total revenue. including billable expenses, was $10.9 billion
•Revenue before billable expenses ("net revenue") was $9.4 billion, with organic decrease of 0.1%
•Reported net income was $1.1 billion
•Adjusted EBITA before restructuring charges was $1.6 billion, with margin of 16.7% on revenue before billable expenses
•Diluted earnings per share of $2.85 as reported and $2.99 as adjusted
•FY diluted EPS as reported and adjusted include second-quarter tax benefit of $0.17 per share related to the conclusion of routine Federal tax audits

DIVIDEND & SHARE REPURCHASE
•Board approves 6% dividend increase to $0.33 per share per quarter and additional share repurchase authorization of $320 million

Philippe Krakowsky, CEO of IPG:

“We are pleased to report growth in the fourth quarter ahead of expectations, during our seasonally largest quarter and across each of our segments. The strength of our capabilities in media, healthcare and specialty marketing services was once again evident, as was the impact of macro uncertainty and challenges due to clients in the technology sector. These cross-currents continue to be in effect as we move into 2024.

“Looking ahead, we remain confident in the foundational strengths of our company. We anticipate that the strongest and most consistent growth areas of our business will perform well in the year ahead. We will continue to make strategic investments, including the ongoing development of our leading addressable capabilities, such as our data-powered tools, retail and performance media, and the expansion of our media buying models. Our current and prospective investment in AI ensures that this increasingly important technology extends to the full range of our offerings. Along with other strategic actions, this will allow us to continue to evolve our portfolio and asset mix.

“We expect organic net revenue growth for 2024 in a range of 1% to 2%, and full-year adjusted EBITA margin of 16.6%, which consolidates significant margin progress in recent years and will allow us to continue to invest in key growth areas of the business. Our strong balance sheet and commitment to financial flexibility remain key priorities and the actions announced by our Board today, to increase our dividend and authorize additional share repurchase, speak to confidence in the strategic trajectory of our company.”

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Summary

Revenue
•Fourth quarter 2023 total revenue, which includes billable expenses, was $3.02 billion, compared $2.99 billion in the fourth quarter of 2022. Revenue before billable expenses ("net revenue") was $2.59 billion, an increase of 1.4% compared to the fourth quarter of 2022. The organic increase of net revenue was 1.7% from the fourth quarter of 2022.
•Full year 2023 total revenue, which includes billable expenses, was $10.89 billion compared to $10.93 billion for the full year 2022. Revenue before billable expenses was $9.40 billion compared to $9.45 billion for the full year 2022. The organic decrease of net revenue was 0.1% from the full year 2022.

Operating Results
•In the fourth quarter of 2023, operating income was $606.8 million, including restructuring charges of $0.8 million, compared to $444.6 million, including restructuring charges of $101.7 million, for the same period in 2022. Adjusted EBITA before restructuring charges was $628.5 million in the fourth quarter of 2023, compared to $568.4 million for the same period in 2022. Fourth quarter 2023 margin of adjusted EBITA before restructuring charges on revenue before billable expenses was 24.3%, compared to 22.3% for the same period in 2022.
•Operating income for the full year 2023 was $1.48 billion, including restructuring charges of $0.1 million, compared to $1.38 billion, including restructuring charges of $102.4 million, for the same period in 2022. Adjusted EBITA before restructuring charges was $1.57 billion for the full year 2023 and for the same period in 2022. Our margin of adjusted EBITA before restructuring charges on revenue before billable expenses was 16.7% in 2023, compared to 16.6% in 2022.
•Restructuring charges were $0.8 million and $0.1 million for the fourth quarter and full year of 2023, respectively, and were related to adjustments to our restructuring actions taken in 2022 and 2020.
•Restructuring charges were $101.7 million and $102.4 million for the fourth quarter and full year 2022, respectively, and were related to restructuring actions taken in the fourth quarter of 2022, as well as adjustments to our restructuring actions taken in 2020.
•Refer to reconciliations in the appendix within this press release for further detail.

Net Results
•In the fourth quarter of 2023, the Income tax provision was $155.3 million on income before income taxes of $623.9 million. Income tax provision for the full year 2023 was $291.2 million on income before income taxes of $1.41 billion.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•The income tax provision for the full year 2023 includes a benefit of $64.2 million, or $0.17 per basic and diluted share, related to the settlement in the second quarter of 2023 of U.S. Federal Income Tax Audits for the years 2017-2018, which is primarily non-cash.
•Fourth quarter 2023 net income available to IPG common stockholders was $463.2 million, resulting in earnings of $1.21 per basic share and $1.21 per diluted share, compared to $0.77 and $0.76, respectively, for the same period in 2022. Adjusted earnings were $1.18 per diluted share as adjusted for after-tax amortization of acquired intangibles of $16.7 million, after-tax restructuring charges of $0.6 million and an after-tax gain of $29.4 million on the sales of businesses. This compares to adjusted earnings of $1.02 per diluted share a year ago.
•Full year 2023 net income available to IPG common stockholders was $1,098.4 million, resulting in earnings of $2.86 per basic share and $2.85 per diluted share, compared to $2.40 and $2.37, respectively, for the same period in 2022. Adjusted earnings were $2.99 per diluted share as adjusted for after-tax amortization of acquired intangibles of $67.1 million, after-tax restructuring charges of $0.2 million and an after-tax gain of $13.0 million on the sales of businesses. Full year 2023 basic and diluted earnings per share, both as reported and adjusted, include a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018. Adjusted earnings were $2.75 per diluted share a year ago.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Revenue before billable expenses was $2.59 billion in the fourth quarter of 2023 compared to $2.55 billion in the fourth quarter of 2022. During the quarter, the effect of foreign currency translation was positive 0.5%, the impact of net divestitures was negative 0.8%, and the resulting organic increase of net revenue was 1.7%.

Revenue before billable expenses was $9.40 billion for the full year 2023 compared to $9.45 billion in the same period in 2022. During the year, the effect of foreign currency translation was negative 0.5%, the impact of net acquisitions was positive 0.1%, and the resulting organic decrease of net revenue was 0.1%.

Operating Expenses
For the fourth quarter of 2023, total operating expenses, excluding billable expenses decreased by 6.0%. For the full year 2023, total operating expenses excluding billable expenses decreased by 1.9%.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, was 59.4% in the fourth quarter of 2023, compared to 61.0% in the same period in 2022. Total salaries and related expenses in the fourth quarter of 2023 was $1.54 billion, a decrease of 1.3% compared to the same period in 2022. The decrease was primarily driven by decreases in performance-based employee incentive compensation and base salaries, benefits and tax. For the full year 2023, staff cost ratio was 66.4%, compared to 66.2% in the same period in 2022. Total salaries and related expenses was $6.24 billion during the full year 2023, a decrease of 0.2% compared to the same period 2022. The decrease was primarily driven by decreases in performance-based employee incentive compensation and temporary help expense, partially offset by increases in base salaries, benefits and tax and severance expense.

For the fourth quarter 2023 office and other direct expenses as a percentage of revenue before billable expenses increased slightly to 13.6% compared to 13.5% for the same period in 2022. Office and other direct expenses were $352.9 million in the fourth quarter of 2023, an increase of 2.2% compared to the same period in 2022. The increase in the fourth quarter was primarily driven by increases in bad debt expense and professional consulting fees, partially offset by decreases in occupancy expense and client service costs. For the full year 2023 office and other direct expenses as a percentage of revenue before billable expenses increased slightly to 14.3% compared to 14.2% for the same period in 2022. Office and other direct expenses were $1.34 billion for the full year 2023, a decrease of 0.3% compared to 2022. The decrease in office and other direct expenses for the full year 2023 was driven by decreases in employment costs, occupancy expense and client service costs, partially offset by increases in bad debt expense, travel and entertainment expenses, and software and cloud-based expenses, as well as foreign currency losses.

Selling, general and administrative expenses were $23.5 million in the fourth quarter of 2023, a decrease of 21.4% compared to the same period in 2022. Selling, general and administrative expenses were $67.2 million for the full year 2023, a decrease of 22.8% compared to the same period in 2022.The decrease for the fourth quarter and full year 2023 was primarily due to decreases in performance-based incentive compensation expense, partially offset by increases in software and cloud-based expenses.

Depreciation and amortization expense decreased by 9.4% during the fourth quarter of 2023, and decreased by 3.5% for the full year 2023.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Restructuring charges were $0.8 million and $0.1 million for the fourth quarter and full year of 2023, respectively, and were related to adjustments to our restructuring actions taken in 2022 and 2020. Restructuring charges were $101.7 million and $102.4 million for the fourth quarter and full year 2022, respectively, and were related to restructuring actions taken in the fourth quarter of 2022, as well as adjustments to our restructuring actions taken in 2020.

Non-Operating Results and Tax
Net interest expense decreased by $6.1 million to $17.9 million in the fourth quarter of 2023 from a year ago. Full year 2023 net interest expense decreased by $26.5 million to $84.8 million from a year ago.

Other Income (expense), net was $35.0 million and $10.2 million for the fourth quarter and full year 2023, respectively.

The income tax provision in the fourth quarter of 2023 was $155.3 million on income before income taxes of $623.9 million, compared to a provision of $109.2 million on income before income taxes of $412.8 million for the same period in 2022. The income tax provision for the full year 2023 was $291.2 million on income before income taxes of $1.41 billion, compared to a provision of $318.4 million on income before income taxes of $1.27 billion in 2022. The income tax provision for the full year 2023 includes a benefit of $64.2 million related to the settlement of 2023 of U.S. Federal Income Tax Audits for the years 2017-2018, which is primarily non-cash.

The effective tax rate for the fourth quarter of 2023 was 24.9% compared to 26.5% for the same period in 2022. Excluding the impacts of amortization of acquired intangibles, restructuring charges and gains on the sales of businesses, the effective tax rate for the fourth quarter of 2023 was 25.0% compared to 25.7% in 2022 as similarly adjusted. The effective tax rate for the full year 2023 was 20.7% compared to 25.1% for the same period in 2022. The income tax provision for the full year 2023 includes a benefit of $64.2 million related to the settlement of 2023 of U.S. Federal Income Tax Audits for the years 2017-2018, which reduced the effective tax rate by approximately 4.5%. Excluding the impacts of amortization of acquired intangibles, restructuring charges and net gains on the sales of businesses, the effective tax rate for the full year 2023 was 20.6% compared to 24.8% in 2022 as similarly adjusted.

Balance Sheet
At December 31, 2023, cash and cash equivalents totaled $2.39 billion, compared to $2.55 billion at December 31, 2022. Total debt was $3.20 billion at December 31, 2023, compared to $2.92 billion at December 31, 2022.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Share Repurchase Program
During the fourth quarter of 2023, the Company repurchased 4.3 million shares of its common stock at an aggregate cost of $131.2 million and an average price of $30.73 per share, including fees. During the full year 2023, the Company repurchased 10.4 million shares of its common stock at an aggregate cost of $350.2 million and an average price of $33.64 per share, including fees.

Common Stock Dividend
During the fourth quarter of 2023, the Company declared and paid a common stock cash dividend of $0.310 per share, for a total of $117.9 million. During 2023, the Company paid four quarterly cash dividends of $0.310 per share on our common stock, which corresponded to aggregate dividend payments of $479.1 million for the full year.

The Company also announced that its Board of Directors has declared a common stock cash dividend of $0.33 per share, payable quarterly to holders of record on an ongoing basis.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, IPG Mediabrands, Jack Morton, KINESSO, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Global, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.89 billion in 2023.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding guidance, goals, intentions, and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•our ability to attract new clients and retain existing clients;
•our ability to retain and attract key employees;
•risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
•the economic or business impact of military or political conflict in key markets;
•the impacts on our business of any pandemics, epidemics, disease outbreaks or other public health crises;
•risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
•potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy; and
•the impact on our operations of general or directed cybersecurity events.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2023 AND 2022 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31,
	2023	2022	Fav. (Unfav.) % Variance
Revenue:
Revenue Before Billable Expenses	$2,586.2	$2,550.5	1.4%
Billable Expenses	437.1	435.4	0.4%
Total Revenue	3,023.3	2,985.9	1.3%

Operating Expenses:
Salaries and Related Expenses	1,536.9	1,556.9	1.3%
Office and Other Direct Expenses	352.9	345.3	(2.2)%
Billable Expenses	437.1	435.4	(0.4)%
Cost of Services	2,326.9	2,337.6	0.5%
Selling, General and Administrative Expenses	23.5	29.9	21.4%
Depreciation and Amortization	65.3	72.1	9.4%
Restructuring Charges	0.8	101.7	99.2%
Total Operating Expenses	2,416.5	2,541.3	4.9%
Operating Income	606.8	444.6	36.5%

Expenses and Other Income:
Interest Expense	(61.4)	(46.7)
Interest Income	43.5	22.7
Other Income (Expense), Net	35.0	(7.8)
Total (Expenses) and Other Income	17.1	(31.8)

Income Before Income Taxes	623.9	412.8
Provision for Income Taxes	155.3	109.2
Income of Consolidated Companies	468.6	303.6
Equity in Net Income of Unconsolidated Affiliates	3.0	2.3
Net Income	471.6	305.9
Net Income Attributable to Non-controlling Interests	(8.4)	(8.7)
Net Income Available to IPG Common Stockholders	$463.2	$297.2

Earnings Per Share Available to IPG Common Stockholders[1]:
Basic	$1.21	$0.77
Diluted	$1.21	$0.76

Weighted-Average Number of Common Shares Outstanding:
Basic	381.4	387.9
Diluted	383.4	392.1

Dividends Declared Per Common Share	$0.310	$0.290

[1] Earnings per share amounts calculated on an unrounded basis.
A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2023 AND 2022 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31,
	2023	2022	Fav. (Unfav.) % Variance
Revenue:
Revenue Before Billable Expenses	$9,400.6	$9,449.4	(0.5)%
Billable Expenses	1,488.7	1,478.4	0.7%
Total Revenue	10,889.3	10,927.8	(0.4)%

Operating Expenses:
Salaries and Related Expenses	6,243.9	6,258.3	0.2%
Office and Other Direct Expenses	1,342.5	1,346.4	0.3%
Billable Expenses	1,488.7	1,478.4	(0.7)%
Cost of Services	9,075.1	9,083.1	0.1%
Selling, General and Administrative Expenses	67.2	87.1	22.8%
Depreciation and Amortization	264.3	274.0	3.5%
Restructuring Charges	0.1	102.4	99.9%
Total Operating Expenses	9,406.7	9,546.6	1.5%
Operating Income	1,482.6	1,381.2	7.3%

Expenses and Other Income:
Interest Expense	(225.6)	(167.9)
Interest Income	140.8	56.6
Other Income (Expense), Net	10.2	(1.0)
Total (Expenses) and Other Income	(74.6)	(112.3)

Income Before Income Taxes	1,408.0	1,268.9
Provision for Income Taxes	291.2	318.4
Income of Consolidated Companies	1,116.8	950.5
Equity in Net Income of Unconsolidated Affiliates	1.3	5.6
Net Income	1,118.1	956.1
Net Income Attributable to Non-controlling Interests	(19.7)	(18.1)
Net Income Attributable to IPG Common Stockholders	$1,098.4	$938.0

Earnings Per Share Available to IPG Common Stockholders[1]:
Basic	$2.86	$2.40
Diluted	$2.85	$2.37

Weighted-Average Number of Common Shares Outstanding:
Basic	384.1	391.5
Diluted	385.9	395.1

Dividends Declared Per Common Share	$1.240	$1.160

[1] Earnings per share amounts calculated on an unrounded basis.
A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Gain on Business Dispositions[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$606.8	$(20.9)	$(0.8)		$628.5

Total (Expenses) and Other Income [3]	17.1			$36.8	(19.7)
Income Before Income Taxes	623.9	(20.9)	(0.8)	36.8	608.8
Provision for Income Taxes	155.3	4.2	0.2	(7.4)	152.3
Effective Tax Rate	24.9%				25.0%
Equity in Net Income of Unconsolidated Affiliates	3.0				3.0
Net Income Attributable to Non-controlling Interests	(8.4)				(8.4)
Net Income Available to IPG Common Stockholders	$463.2	$(16.7)	$(0.6)	$29.4	$451.1

Weighted-Average Number of Common Shares Outstanding - Basic	381.4				381.4
Dilutive effect of stock options and restricted shares	2.0				2.0
Weighted-Average Number of Common Shares Outstanding - Diluted	383.4				383.4

Earnings Per Share Available to IPG Common Stockholders[4]:
Basic	$1.21	$(0.04)	$(0.00)	$0.08	$1.18
Diluted	$1.21	$(0.04)	$(0.00)	$0.08	$1.18

[1] Primarily relates to a net gain as a result of a completed disposition and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other income (expense), net.
[4] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Gain on Businesses Dispositions[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$1,482.6	$(84.0)	$(0.1)		$1,566.7

Total (Expenses) and Other Income [3]	(74.6)			$16.4	(91.0)
Income Before Income Taxes	1,408.0	(84.0)	(0.1)	16.4	1,475.7
Provision for Income Taxes	291.2	16.9	(0.1)	(3.4)	304.6
Effective Tax Rate	20.7%				20.6%
Equity in Net Income of Unconsolidated Affiliates	1.3				1.3
Net Income Attributable to Non-controlling Interests	(19.7)				(19.7)
Net Income Available to IPG Common Stockholders	$1,098.4	$(67.1)	$(0.2)	$13.0	$1,152.7

Weighted-Average Number of Common Shares Outstanding - Basic	384.1				384.1
Dilutive effect of stock options and restricted shares	1.8				1.8
Weighted-Average Number of Common Shares Outstanding - Diluted	385.9				385.9

Earnings Per Share Available to IPG Common Stockholders[4,5]:
Basic	$2.86	$(0.17)	$(0.00)	$0.03	$3.00
Diluted	$2.85	$(0.17)	$(0.00)	$0.03	$2.99

[1] Primarily relates to a net gain as a result of a completed disposition and the classification of certain assets as held for sale, as well as a loss related to the sale of an equity investment.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), include a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenue Before Billable Expenses	$2,586.2	$2,550.5	$9,400.6	$9,449.4

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$463.2	$297.2	$1,098.4	$938.0

Add Back:
Provision for Income Taxes	155.3	109.2	291.2	318.4
Subtract:
Total (Expenses) and Other Income	17.1	(31.8)	(74.6)	(112.3)
Equity in Net Income of Unconsolidated Affiliates	3.0	2.3	1.3	5.6
Net Income Attributable to Non-controlling Interests	(8.4)	(8.7)	(19.7)	(18.1)
Operating Income	606.8	444.6	1,482.6	1,381.2

Add Back:
Amortization of Acquired Intangibles	20.9	22.1	84.0	84.7

Adjusted EBITA	627.7	466.7	1,566.6	1,465.9

Adjusted EBITA Margin on Net Revenue %	24.3%	18.3%	16.7%	15.5%
Restructuring Charges	0.8	101.7	0.1	102.4

Adjusted EBITA before Restructuring Charges	$628.5	$568.4	$1,566.7	$1,568.3
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	24.3%	22.3%	16.7%	16.6%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Business Dispositions[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$444.6	$(22.1)	$(101.7)		$568.4

Total (Expenses) and Other Income [3]	(31.8)			$(8.3)	(23.5)
Income Before Income Taxes	412.8	(22.1)	(101.7)	(8.3)	544.9
Provision for Income Taxes	109.2	4.6	26.0	0.0	139.8
Effective Tax Rate	26.5%				25.7%
Equity in Net Income of Unconsolidated Affiliates	2.3				2.3
Net Income Attributable to Non-controlling Interests	(8.7)				(8.7)
Net Income Available to IPG Common Stockholders	$297.2	$(17.5)	$(75.7)	$(8.3)	$398.7

Weighted-Average Number of Common Shares Outstanding - Basic	387.9				387.9
Dilutive effect of stock options and restricted shares	4.2				4.2
Weighted-Average Number of Common Shares Outstanding - Diluted	392.1				392.1

Earnings Per Share Available to IPG Common Stockholders [4,5]:
Basic	$0.77	$(0.05)	$(0.20)	$(0.02)	$1.03
Diluted	$0.76	$(0.04)	$(0.19)	$(0.02)	$1.02

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a non-cash loss related to the remeasurement of an equity method investment in which we acquired a controlling interest.

[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), include a negative impact of $0.02 related to the net set-up of income tax valuation allowances.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A6

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Business Dispositions[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$1,381.2	$(84.7)	$(102.4)		$1,568.3

Total (Expenses) and Other Income [3]	(112.3)			$(3.8)	(108.5)
Income Before Income Taxes	1,268.9	(84.7)	(102.4)	(3.8)	1,459.8
Provision for Income Taxes	318.4	17.3	25.8	0.1	361.6
Effective Tax Rate	25.1%				24.8%
Equity in Net Income of Unconsolidated Affiliates	5.6				5.6
Net Income Attributable to Noncontrolling Interests	(18.1)				(18.1)
Net Income Available to IPG Common Stockholders	$938.0	$(67.4)	$(76.6)	$(3.7)	$1,085.7

Weighted-Average Number of Common Shares Outstanding - Basic	391.5				391.5
Dilutive effect of stock options and restricted shares	3.6				3.6
Weighted-Average Number of Common Shares Outstanding - Diluted	395.1				395.1

Earnings Per Share Available to IPG Common Stockholders [4,5]:
Basic	$2.40	$(0.17)	$(0.20)	$(0.01)	$2.77
Diluted	$2.37	$(0.17)	$(0.19)	$(0.01)	$2.75

[1] Includes a cash gain related to the sale of an equity investment, offset by losses on complete dispositions of businesses and the classification of certain assets as held for sale, a non-cash loss related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity interest, and a non-cash loss related to remeasurement of an equity method investment in which we acquired a controlling interest.

[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), include a negative impact of $0.02 related to the net set-up of income tax valuation allowances.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
A7